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                                                                  Exhibit 10.15

                                                       LINE OF CREDIT AGREEMENT

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The John N. Kapoor Trust, dtd. 9/20/89 (the "Lender"), whose principal address is 225 East Deerpath Road, Suite 250, Lake Forest, Illinois 60045, has approved the credit facility listed below to NeoPharm, Inc., a Delaware corporation, whose address is 100 Corporate North, Suite 215, Bannockburn, Illinois 60015 (the "Borrower"), subject to the terms listed below.

     1.0  CREDIT FACILITY.

     1.1 CREDIT AUTHORIZATION. The Lender has approved the credit authorization listed below (the "Credit Facility") subject to the terms and conditions of this Agreement and the Lender's continuing satisfaction with the Borrower's financial status. Disbursements under the Credit Facility will be made in accordance with the terms hereof. Any disbursement on one or more occasions shall not commit the Lender to make any subsequent disbursement.

     LINE OF CREDIT FACILITY.   The Lender has approved a Credit Facility to
     the Borrower in the principal sum not to exceed $3,000,000.00 in the aggregate at any one time outstanding. The Credit Facility shall be in the form of loans evidenced by a Business Loan Note substantially in the form attached hereto as Exhibit A, executed concurrently (the "Note") the proceeds of which shall be used to fund the Borrower's research and
     development operations and for general working capital needs.   Funds may
     be drawn under the Credit Facility during the period commencing on the date hereof and ending on the earlier of (i) the date upon which Borrower has drawn the maximum amount permitted to be drawn under the Credit Facility or (ii) the Termination Date (as herein defined), after which no further funds may be drawn under the Credit Facility and Lender's obligation hereunder to make additional loans under the Credit Facility shall terminate. As used herein, the "Termination Date" shall be the date of which all principal and interest under the Credit Facility shall be due and payable and shall be the earliest to occur of (i) October 1, 2001, (ii) the date upon which Borrower shall complete a public or private offering, or series of related offerings, of its equity or debt securities which, in the aggregate, results in net proceeds to the Borrower of more than $3,000,000.00 , or (iii) the occurrence of an Event of Default (as herein defined).

     2.0  CONDITIONS PRECEDENT.

     2.1 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. Before the first extension of credit under this Agreement, the Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender:

     A. LOAN DOCUMENTS. The Note, financing statements, security agreements, subordination agreements and any other loan documents which the Lender may reasonably require to give effect to the transaction described in this agreement (the "Related Documents");

     B. EVIDENCE OF DUE ORGANIZATION AND GOOD STANDING. Evidence of the due organization and good standing of the Borrower which evidence shall include, at a minimum, articles of incorporation certified as of a current date by the Secretary of State of the State of Delaware, bylaws certified by the Secretary of Borrower, and a certificate of good standing from the State of Delaware;

     C. EVIDENCE OF AUTHORITY TO ENTER INTO LOAN DOCUMENTS. Evidence that (i) Borrower is authorized to enter into the transactions described in this Agreement and the other Related Documents, and (ii) the person signing on behalf of Borrower is authorized to do so.

     D.   CONTINUING SECURITY AGREEMENT.   Borrower will execute a continuing
     security agreement, substantially in the form attached hereto as Exhibit B.

     E. LIEN WAIVERS. Lien waivers, if necessary, including, but not limited to mechanics lien waivers with respect to the Subdivision in form and substance satisfactory to Lender; and

     F. BOOKS AND RECORDS. Such other information or books and records of Borrower as Lender may reasonably require.

     2.2 CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. Before any extension of credit under this Agreement, the following conditions must be satisfied:

     A. REPRESENTATIONS. The representations of Borrower contained herein shall be true on and as of the date of the extension of credit;

     B. NO EVENT OF DEFAULT. No Event of Default has occurred and is continuing or would result from the extension of credit;

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     C.  ADDITIONAL APPROVALS, OPINIONS AND DOCUMENTS.  The Lender  has
     received any other approvals, opinions and documents as it may reasonably request; and

     D. SECTION 7.2 COMPLIANCE. Borrower is in compliance with all the terms, conditions and covenants of Section 7.2 hereof.

     3.0 REQUESTS TO BORROW. The Borrower may authorize certain of its officers and other agents to request advances under the Credit Facility by facsimile, telephone or other means of communication but such request shall be made not less than ten (10) days prior to the date that borrowing under the Credit Facility is required to be funded.

     4.0 FEES AND EXPENSES. Borrower shall not be required to pay Lender a closing fee for the authorization of the Credit Facility. Upon request, Borrower shall pay the Lender's fees and expenses in connection with the execution, delivery and performance of this Agreement (including, without limitation, reasonable attorneys' fees) and Lender's other out-of-pocket expenses including, but not limited to, search fees and filing fees allocated to the Credit Facility. Reasonable collateral audit fees shall be borne by the Lender.

     5.0  SECURITY.

     5.1 COLLATERAL. To secure the payment of the borrowings under the Credit Facility, the Borrower grants to the Lender a continuing first security interest in all of Borrower's property, now existing or hereafter acquired, and all its additions, substitutions, increments, proceeds and products of Borrower's property (the "Collateral") including, without limitation, the following:

     A. ACCOUNTS RECEIVABLE. All of the Borrower's accounts, chattel paper, general intangibles (including, without limitation, contract rights and patents and patent rights of any nature), instruments, and documents (as those terms are defined in the Uniform Commercial Code), rights to refunds of taxes paid at any time to any governmental entity, and any letters of credit and drafts under them given in support of the foregoing, wherever located.

     B. INVENTORY. All of the Borrower's inventory, wherever located. The Borrower has delivered to the Lender executed security agreements and financing statements in form and substance satisfactory to Lender.

     C. EQUIPMENT. All of the Borrower's equipment, wherever located. The Borrower has delivered to lender executed security agreements and financing statements in form and substance satisfactory to the Lender.

     5.2 FORBEARANCE.   No forbearance or extension of time granted any
subsequent owner of the Collateral shall release the Borrower from liability.

     5.3 ADDITIONAL COLLATERAL/SETOFF. To further secure payment of the borrowings under the Credit Facility and all of the Borrower's other liabilities to the Lender, the Borrower grants to the Lender a continuing security interest in all securities and other property of the Borrower now or
hereafter in the custody, possession or control of the Lender.   The Lender
has the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the Credit Facility, in whole or partial payment of the Credit Facility or other present or future liabilities, without any requirement of mutual maturity.

     5.4 CROSS-LIEN. Any of the Borrower's other property in which the Lender has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, also secures payment of and is part of the Collateral for the Credit Facility.

     6.0 AFFIRMATIVE COVENANTS. So long as any debt remains outstanding under the Credit Facility, the Borrower shall:

     6.1 INSURANCE. Maintain insurance with financially sound and reputable insurers covering Borrower's properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices.

     6.2 EXISTENCE. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay all debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on Borrower's books and, at the Lender's request, adequate funds or security has been reserved to insure payment.

     6.3 FINANCIAL RECORDS. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Lender.


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     6.4  COLLATERAL AUDITS. Permit the Lender or its agents to perform annual field audits of the Collateral. The Lender shall retain the right to inspect the Collateral and business records related to it at such times and at such intervals as the Lender may reasonably require.

     6.5 FINANCIAL REPORTS. Furnish to the Lender whatever information, books and records the Lender may reasonably request, including at a minimum:

     A. Within 30 days after and as of the end of each calendar month, the internally prepared financial statements of the Borrower, including Borrower's balance sheet and statement of income and cash flow.

     B. Within 120 days after and as of the end of each calendar year, detailed audited financial statements of Borrower including Borrower's balance sheet and statements of income, cash flow and retained earnings;

     C. Within 15 days after and as of the end of each calendar month, the following, each certified as correct by Borrower:

              (a) a list of accounts receivable, aged from date of invoice;
              (b) a list of accounts payable, aged from date of receipt;
              (c) an inventory listing; and
              (d)  a status report on each drug being developed by Borrower.

     D. Within 30 days after and as of the end of each calendar quarter, a certification from an authorized officer of Borrower that Borrower is in compliance with the covenants set forth in this Agreement.

     6.6 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Prepare all accounting records and financial reports and calculate Tangible Net Worth and Leverage Ratio (as those terms are hereinafter defined) and all other ratios in accordance with generally accepted accounting principles consistently applied throughout all accounting periods.

     6.7 NOTICE OF CHANGES. Promptly notify Lender in writing of any change of its officers, directors or key employees; change of location of Borrower's principal offices; change of Borrower's name; any sale or purchase not in the regular course of Borrower's business or assets; or any other material change in the business or financial affairs of Borrower.

     6.8 CHANGES IN STATUS OF COLLATERAL. Promptly notify Lender if any lien shall be filed against the Collateral.

     6.9 CHATTEL PAPER, INSTRUMENTS, ETC. Evidence chattel paper, instruments, drafts, notes, acceptances and other documents which constitute Collateral on forms satisfactory to Lender, and promptly mark all such forms of Collateral to indicate conspicuously Lender's interest and immediately deliver them to Lender.

     7.0  NEGATIVE COVENANTS.

     7.1 GAAP. Unless otherwise noted, the financial requirements set forth in this Section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Lender.

     7.2 COVENANTS. Without the written consent of the Lender, so long as any debt remains outstanding under the Credit Facility the Borrower will not:

          A. DIVIDENDS. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock.

          B. DEBT. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statements of the Borrower furnished to the Lender prior to execution of this Agreement and not to be paid with proceeds of borrowings under the Credit Facility. For the purpose of this covenant, the sale of any account receivable is the incurring debt for borrowed money.

          C. GUARANTIES. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

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          D.  LIENS.  Create or permit to exist any lien on any part of
     Borrower's property, except: liens on Borrower's real property, if any; existing liens disclosed to the Lender; liens to the Lender; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens for taxes being contested in good faith.

          E. ADVANCES AND INVESTMENTS. Purchase or acquire any securities of, or make any loans or advances to or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

          F. USE OF PROCEEDS. Use, or permit any proceeds of the Credit Facility to be used, directly or indirectly, for any purpose other than as permitted by this Agreement.

          G. CHANGE OF NAME OR LOCATION. Without at least 30 days prior written notice to Bank, change its name, its principal office, its office where its records concerning receivables are kept or the location of any
     of its assets from those set forth on Schedule   (except the shipment or
     temporary storage of inventory in the ordinary and usual course of Borrower's business).

          H. TANGIBLE NET WORTH. Permit its Tangible Net Worth (as herein defined) to be less than $400,000.00, as determined by Borrower's quarterly financial statements. "Tangible Net Worth" shall mean net worth plus Subordinated Debt (as defined herein) less the sum of intangible assets, including pre-paid expenses, non-compete agreements, unamortized financing charges, goodwill, patents, copyrights, mailing lists, catalogs, trademarks, organizational expenses, and all other intangibles. "Subordinated Debt" shall mean indebtedness of Borrower other than to Bank fully subordinated in right of payment to Bank in manner and by agreement satisfactory to Bank.

          I. LEVERAGE RATIO. Permit its Leverage Ratio (as herein defined) to exceed 4.0, as determined by Borrower's quarterly financial statements. "Leverage Ratio" shall mean Borrower's total liabilities less Subordinated Debt divided by Tangible Net Worth.

          J. CAPITAL EXPENDITURES. Permit its capital expenditures, including, without limitation, amounts financed under capitalized leases to exceed $100,000 in the aggregate in any given fiscal year.

     8.0  REPRESENTATIONS BY BORROWER.   Borrower represents that (a) the
execution and delivery of this Agreement and the Note, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which Borrower is bound, or require the consent or approval of any governmental authority or other third party; (b) this Agreement and the Note are valid and binding agreements, enforceable according to their terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Lender are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Borrower further represents that: (x) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (y) the execution and delivery of this Agreement and the Note and the performance of the obligations they impose (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

     9.0  DEFAULT/ACCELERATION.

     9.1 EVENTS OF DEFAULT/ACCELERATION. If any of the following events occur (each, an "Event of Default"), the Credit Facility shall terminate and all borrowings under them shall become due immediately, without notice, at the Lender's option:

     A. The Borrower fails to pay when due any amount payable under the Credit Facility or under any agreement or instrument evidencing debt to any creditor;

     B. The Borrower (a) fails to observe or perform any other material term of this Agreement, Related Documents or the Note; (b) makes any materially incorrect or misleading representation, warranty or certificate to the Lender;
(c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Lender; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than borrowings under the Credit Facility) such that the creditor declares the debt due before its maturity;

     C. There is a default under the terms of any loan agreement, security agreement, Note or Related Document or any other document executed as part of the Credit Facility;

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     D.  The Borrower becomes insolvent or unable to pay Borrower's debts as they become due;

     E. The Borrower (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee for Borrower or for a substantial part of Borrower's assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction;

     F. A custodian, receiver, or trustee is appointed for the Borrower or for a substantial part of Borrower's assets without Borrower's consent and is not removed within 30 days after the appointment;

     G. Proceedings are commenced against the Borrower, or any attachment, levy or garnishment is issued against any property of the Borrower;

     H. Any judgment is entered against the Borrower, or any attachment, levy or garnishment is issued against any property of the Borrower;

     I. The Borrower (a) is dissolved, (b) merges or consolidates with any third party, (c) issues, sells or otherwise disposes (other than pursuant to any existing stock option plan or bonus arrangement) of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire those shares or securities, (d) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (e) licenses any of its patents, technology or know-how to any third party, (f) leases, purchases, or otherwise acquires a material part of the assets of any other corporation or business entity, except in the ordinary course of business, or (g) agrees to do any of the foregoing.

     J. There is a substantial change in the existing or prospective financial condition of the Borrower which the Lender in good faith determines to be materially adverse; or

     K.  The Lender in good faith deems itself insecure.

     9.2 REMEDIES. If the borrowings under the Credit Facility are not paid at maturity, whether by acceleration or otherwise, the Lender shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Lender sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. The Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Lender for all reasonable costs and expenses of every kind incurred in the making or collection of the Credit Facility, including without limitation reasonable attorney's fees and court costs (whether attributable to the Lender's counsel). These costs and expenses include without limitation any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

     10.0  MISCELLANEOUS.

     10.1 Notice from one party to another relating to this Agreement is effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number of fax number set forth under its name below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express or like overnight courier service, or (e) fax, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section is deemed delivered on receipt if delivered by hand or wire transmission, three business days after mailing by first class, registered or certified mail, or one business day after mailing or deposit with an overnight courier service.

     10.2 No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Lender of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Lender of any default is effective unless it is in writing and signed by the Lender, nor shall a waiver on one occasion bar or waive that right on any future occasion.

     10.3 This Agreement, the Related Documents, the Note, and any other related loan documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement, Related Documents or the Note is invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or


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enforceability of the obligations of the Borrower under this agreement, Related
Documents or the Note in any other jurisdiction.

     10.4 This Agreement is delivered in the State of Illinois and governed by Illinois law. This Agreement binds the Borrower and Borrower's successors, and benefits the Lender, its successors and assigns.

     10.5 Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

     11.0 WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER THE LENDER NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE LENDER OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.


Executed by the parties as of this 30th day of September, 1998.

LENDER:                                BORROWER:

THE JOHN N. KAPOOR TRUST               NEOPHARM, INC.


By:________________________________    By:_________________________________
                                       James M. Hussey,
                                       President and Chief Executive Officer
Title: Trustee

ADDRESS FOR NOTICES:                   ADDRESS FOR NOTICES:

225 East Deerpath Road                 100 Corporate North, Suite 215
Suite 250                              Banncokburn, Illinois 60015
Lake Forest, Illinois 60045

ATTN: John N. Kapoor                    Fax/Telex No: (847) 295-8854
Fax/Telex No: (847) 295-8665


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                                                                EXHIBIT A
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                                                             BUSINESS LOAN NOTE
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Due OCTOBER 1, 2001                                                $3,000,000.00
                                                       Date:  SEPTEMBER 30, 1998

PROMISE TO PAY: On or before OCTOBER 1, 2001, for value received, the UNDERSIGNED, NEOPHARM, INC., A DELAWARE CORPORATION (the "Borrower") promises to pay to THE JOHN N. KAPOOR TRUST, DTD. 9/20/89 (the "Lender") or order, at the Lender's main office at 225 Eat Deerpath Road, Suite 250, Lake Forest, Illinois 60045, the sum of THREE MILLION DOLLARS ($3,000,000.00), or such lesser sum as is indicated by the Lender's records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

  2.0% (two hundred basis points) over the "Prime Rate: announced from time to time by The Northern Trust Company of Chicago (the "Bank") as its "prime rate", which rate, however, may not be the lowest rate of interest charged by the Bank to its customers, (the "Note Rate") and a rate of 5% (five hundred basis points) above the Note Rate on overdue principal from the date when due to be paid (the "Default Rate").

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be unlawful under applicable law shall be applied to principal.

All amounts hereunder shall be due and payable by Borrower on the earlier of
(i) October 1, 2001, (ii) the date upon which Borrower shall complete a public or private offering, or series of related offerings, of its equity or debt securities, which, in the aggregate, results in net proceeds to the Borrower of more than $3,000,000.00, (iii) upon an Event of Default, or (iv) such earlier or later date as the parties shall agree.

CREDIT FACILITY: The Lender has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Lender to the Borrower. This Note evidences the Borrower's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Lender but shall not exceed the face amount of this Note. UNTIL MATURITY, THE BORROWER MAY BORROW AND PAY DOWN BUT MAY NOT REBORROW UNDER THIS NOTE.

LINE OF CREDIT: This Note evidences a debt under the terms of a Line of Credit Agreement between the Lender and the Borrower dated September 30, 1998 and any amendments.

LENDER'S RIGHT OF SETOFF:   The Lender has the right at any time to apply its
own debt or liability to the Borrower or to any other party liable on this Note in whole or partial payment of this Note or other present or future liabilities of the Borrower to the Lender, without any requirement of mutual maturity.


BUSINESS LOAN: The Borrower acknowledges and agrees (i) that this Note evidences a business loan for the purpose of financing a commercial enterprise carried on for the purpose of investment or profit under 815 ILCS 205/4 and is not subject to any usury law or limitation of the State of Illinois, and (ii) the obligation evidenced by this Note is an exempt transaction under the Federal Truth-in-Lending Act, 15 U.S.C., Section 1601 et seq.


SECURITY: To secure the payment of this Note and any other present or future liability of the Borrower to the Lender, whether several, joint, or joint and several, the Borrower pledges and grants to the Lender a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired (the "Collateral"):
1. All securities and other property of the Borrower in the custody, possession or control of the Lender;
2. All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to Lender;
3. The following additional property of the Borrower: Accounts, chattel paper, general intangibles and inventory and contract rights.

REPRESENTATIONS BY BORROWER: The Borrower represents that: (A) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (B) this Note is a valid and binding agreement, enforceable according to its terms; and (C) all balance sheets, profit and loss statements, and other financial statements furnished to the Lender are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. The Borrower further represents that: (X) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (Y) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

WAIVER OF JURY TRIAL: The Lender and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note or any related instrument or agreement, or any of the transactions contemplated by this Note, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Lender nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Lender or the Borrower except by a written instrument executed by both of them.

Address: ____________________________     BORROWER: NEOPHARM, INC.

     ______________________________       By: ______________________________

                                               ______________________________
                                               Printed Name             Title

Address: ____________________________     By: ______________________________

     ______________________________            ______________________________
                                               Printed Name             Title

                                ADDITIONAL TERMS




EVENTS OF DEFAULT/ACCELERATION: If any of the following events occurs this Note shall become due immediately, without notice, at the Lender's option:

 1. The Borrower fails to pay when due any amount payable under this Note or under any agreement or instrument evidencing debt to any creditor.

 2. The Borrower  (a) fails to observe or perform any other term of this Note;
    (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Lender; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Lender; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) such that the creditor declares the debt due before its maturity.

 3. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this Note, or any guaranty of the loan evidenced by this Note becomes unenforceable in whole or in part, or any guarantor fails to promptly perform under its guaranty.

 4. The Borrower becomes insolvent or unable to pay its debts as they become due.

 5. The Borrower (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any Bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

 6. A custodian, receiver, or trustee is appointed for the Borrower or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment.

 7. Proceedings are commenced against the Borrower under any Bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for 60 days after commencement; or the Borrower consents to the commencement of those proceedings.

 8. Any judgment is entered against the Borrower, or any attachment, levy, or garnishment is issued against any property of the Borrower.

 9. The Borrower (a) is dissolved, (b) merges or consolidates with any third party, (c) issues, sells or otherwise disposes (other than pursuant to any existing employee stock option plan or bonus arrangement) of any shares of its capital stock or other securities or rights, warrants or options to purchase or acquire those shares or securities, (d) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (e) licenses any of its patents, technology or know-how to any third party, (f) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (g) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).

 10.There is a substantial change in the existing or prospective financial condition of the Borrower which the Lender in good faith determines to be materially adverse.

 11.The Lender in good faith deems itself insecure.


 REMEDIES: If this Note is not paid at maturity, whether by demand, acceleration or otherwise, the Lender shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice is met if the Lender sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. The Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Lender for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Lender in any Bankruptcy, reorganization, insolvency or other similar proceeding.

 RELATED DOCUMENTS: The terms of any loan agreement, mortgage, security agreement, pledge agreement or any other document executed as part of the loan evidenced by this Note are incorporated by reference and made part of this Note.

 WAIVER: Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Lender of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Lender of any default is effective unless it is in writing and signed by the Lender, nor does a waiver on one occasion bar or waive that right on any future occasion.

 PREPAYMENT:   The Borrower may prepay all or any part of the principal balance of this Note plus all interest and costs owing at the time of prepayment, at any time and from time to time

 MISCELLANEOUS: This Note binds the Borrower and its successors, and benefits the Lender, its successors and assigns. Any reference to the Lender includes any holder of this Note. This Note is deemed to be delivered in the State of Illinois and governed by Illinois law. Section headings are for convenience of reference only and do not affect the interpretation of this Note. This Note and any related loan documents embody the entire agreement between the Borrower and the Lender regarding the terms of the loan evidenced by this Note and supersede all oral statements and prior writings relating to that loan.

                                                                       EXHIBIT B
                         CONTINUING SECURITY AGREEMENT

     NAME OF BORROWER: NeoPharm, Inc., a Delaware corporation  (the
"Borrower").

     BORROWER'S ADDRESS:: 100 Corporate North, Suite 215, Bannockburn, Illinois 60015.

     GRANT OF SECURITY INTEREST: The Borrower grants to the John N. Kapoor Trust dtd. 9/20/89, the secured party, whose principal address is 225 E. Deerpath, Suite 250, Lake Forest, Illinois 60045 (the "Lender"), under that certain Line of Credit Agreement, dated as of September 30, 1998, by and between Borrower and the Lender (the "Credit Agreement"), a continuing security interest in the Collateral listed below, to secure the payment and performance of:

     All of the Borrower's debt pursuant to the (i) Credit Agreement; and (ii) the Business Loan Note of even date herewith executed in favor of the Lender.

     Debt shall include each and every debt, liability and obligation of every type and description now owed or arising at a later time, whether direct or indirect, joint, several, or joint and several and whether or not of the same type or class as presently outstanding, which shall collectively be referred to as "Liabilities". Liabilities shall also include all interest, costs, expenses and reasonable attorneys' fees accruing to or incurred by the Lender in collecting the Liabilities or in the protection, maintenance or liquidation of the Collateral.

     COLLATERAL:

     * Accounts; Chattel Paper;            * Equipment
       General Intangibles;
       Instruments;                        * Deposit Accounts
     * Inventory

     DESCRIPTION OF COLLATERAL: The Collateral covered by this Agreement is all of the Borrower's property indicated above and defined below, present and future, including, but not limited to, any items listed on any schedule or list attached. Also included are all proceeds, including but not limited to stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Borrower. Also included are the Borrower's books and records which reflect the Collateral. Where the Collateral is in the possession of the Lender, the Borrower agrees to deliver to the Lender any property which represents an increase in the Collateral or profits or proceeds of the Collateral.

     1.   "Accounts; Chattel Paper; General Intangibles; Instruments;"
          consist of accounts, chattel paper, general intangibles, instruments, and documents, as those terms are defined in the Illinois Uniform Commercial Code ("UCC"). Also included is any right to a refund of taxes paid at any time to any governmental entity. Also included are letters of credit, and drafts under them, given in support of Accounts; Chattel Paper; General Intangibles. The Borrower warrants that its chief executive office is at the address shown above.

     2. "Inventory" consists of all property held at any location by or for the Borrower for sale, rent, or lease, or furnished or to be furnished by the Borrower under any contract of service, or raw materials or work in process and their products, or materials used or consumed in its business, and includes containers and shelving useful for storing.

3. "Equipment" consists of any goods at any time acquired, owned or held by the Borrower at any location primarily for use in its business, including but not limited to machinery, fixtures, furniture, furnishings and vehicles, and any accessions, parts, attachments, accessories, tools, dies, additions, substitutions, replacements and appurtenances to them or intended for use with them. Without limiting the security interest granted, the Borrower's Equipment is presently located at 100 Corporate North, Suite 215, Bannockburn, Illinois 60015.

4. "Deposit Account" consists of all demand, time, savings, passbook or like accounts maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit.

     REPRESENTATIONS: Borrower represents that to the best of its knowledge:
(a) the execution and delivery of this Agreement and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, and do not require the consent or approval of any governmental authority or any third party; (b) this Agreement is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Lender (other than projections and estimates) are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those
dates.   Borrower further represents that: (a) it is duly organized, existing and in good standing under the laws where it is organized; and (b) the execution and delivery of this Agreement and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement governing its affairs.

     WARRANTIES & COVENANTS: The Borrower warrants and covenants to the Lender that:

1.   It will pay its Liabilities to the Lender secured by this Agreement;

2. It is or will become the owner of the Collateral free from any liens, encumbrances or security interests, except for this security interest and existing liens disclosed to and accepted by the Lender in writing and will defend the Collateral against all claims and demands of all persons at any time claiming any interest in it;

3. It will keep the Collateral free of liens, encumbrances and other security interests, except for this security interest, maintain it in good repair, not use it illegally and exhibit it to the Lender on demand;

4. If requested to do so by Lender, the Borrower, at its own expense, will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be reasonably satisfactory to the Lender. Any such insurance policy shall contain a lender's loss payable endorsement reasonably satisfactory to the Lender and a prohibition against cancellation or amendment of the policy or removal of the Lender as loss payee without at least 30 day's prior written notice to the Lender. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that the Borrower will not be deemed a co-insurer. The policies, or certificates evidencing them, shall, if the Lender so requests, be deposited with the Lender;

5. It will not sell or offer to sell or otherwise transfer the Collateral or change the location of the Collateral, without the written consent of the Lender, except sales of inventory in the ordinary course of business and sales of worn out or obsolete Equipment;

6. It will pay promptly when due all taxes and assessments upon the Collateral, or for its use or operation, except for taxes or assessments being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on the Borrower's books;

7. No financing statement covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Lender has approved that filing, and at the Lender's request, or the filing evidences a lien or security interest permitted under the Credit Agreement, the Borrower will execute one or more financing statements in form satisfactory to the Lender and will pay the cost of filing them in all public offices where filing is reasonably deemed by the Lender to be necessary or desirable;

8. It will immediately notify the Lender in writing of any change in its name, its business organization, or its chief executive office, and of any additional places of business;

9. It will provide any information that the Lender may reasonably request and will permit the Lender, upon prior notice, to inspect and copy its books and records during normal business hours.

     ACCOUNTS; CHATTEL PAPER; GENERAL INTANGIBLES; INSTRUMENTS: The Borrower acknowledges that the Collateral includes the Borrower's "Accounts, Chattel Paper, General Intangibles, Instruments" and until the Lender gives notice to the Borrower to the contrary (as provided below), the Borrower will, in the usual course of its business and at its own expense, on the Lender's behalf but not as the Lender's agent, demand and receive and use its best efforts to collect all moneys due or to become due. Until the Lender gives notice to Borrower to the contrary after the Borrower is in Default, it may use the funds collected in its business. Upon notice from the Lender after Default, the Borrower agrees that all sums of money it receives on account of or in payment or settlement of the Accounts, Chattel Paper, General Intangibles, Instruments shall be held by it as trustee for the Lender without commingling with any of its funds, and shall immediately be delivered to the Lender with endorsement to the Lender's order of any check or similar instrument. It is agreed that, at any time the Lender so elects after notice and Default by Borrower, it shall be entitled, in its own name or in the name of the Borrower or otherwise, but at the expense and cost of the Borrower, to collect, demand, receive, sue for or compromise any and all Accounts, Chattel Paper, General Intangibles and Instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Borrower and, in its discretion, to file any claims or take any action or proceeding which the Lender may deem necessary or advisable. It is expressly understood and agreed, however, that the Lender shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. The Borrower appoints the Lender or the Lender's designee as the Borrower's attorney-in-fact to do all things after a Default by Borrower with reference to the Collateral as provided for in this section including without limitation (1) to notify the post office authorities to change the Borrower's mailing address to one designated by the Lender, (2) to receive, open and dispose of mail addressed to the Borrower, (3) to sign the Borrower's name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Borrower's customers, and (4) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of the

Lender as attorney-in-fact. The Lender shall be liable for its negligence or misconduct, other than an act or omission made in good faith, or error of judgment or mistake of fact or law; provided, however, that in such case Lender shall only be liable for Borrower's actual damages and in no event shall Lender have any liability to Borrower for any indirect, special, incidental, consequential or punitive damages. This power being coupled with an interest is irrevocable until the Liabilities have been fully satisfied.

     The Lender shall have the right now, and at any time in the future after a Default by Borrower in its sole and absolute discretion, without notice to the Borrower, to (a) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and
(b) prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral.

     PLEDGE: (a) Upon written notice to or the consent of the Borrower and only upon Default, the Lender may (i) take any action it chooses against Borrower, against any other collateral for the Debt, or against any other person liable for the Debt; (ii) release Borrower or any other person liable for the Debt; release any collateral for the Debt, and neglect to perfect any interest in any such collateral; (iii) forbear or agree to forbear from exercising any rights or remedies, including any right of setoff, that it has against the Borrower, any other person liable for the Debt, or any other collateral for the Debt,
(iv) renew, extend, modify or amend any Liability, and deal with Borrower or any other person, liable for the Debt as it chooses; (b) None of the Borrower's obligations under this Agreement shall be affected by (i) any act or omission of the Lender; (ii) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower; (iii) any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower or any of its assets; or (iv) any change in the composition or structure of Borrower, including a merger or consolidation with any other entity; (c) The Lender's rights under this section and this Agreement are unconditional and absolute; (d) If any payment to the Lender on any of the Liabilities are wholly or partially invalidated, set aside, declared fraudulent or required to be repaid to the Borrower or anyone representing the Borrower or the Borrower's creditors under any bankruptcy or insolvency act or code, under any state or federal law, or under common law or equitable principles, then this Agreement shall remain in full force and effect or be reinstated, as the case may be, until payment in full to the Lender of the repaid amounts, and of the Liabilities. If this Agreement must be reinstated, the Borrower agrees to execute and deliver to the Lender new agreements and financing statements, if necessary, in form and substance acceptable to the Lender, covering the Collateral.

     DEFAULT/REMEDIES: If the Borrower fails to pay any of the Liabilities when due (subject to applicable grace or cure periods), or if a default by anyone occurs under the terms of any agreement related to any of the Liabilities (subject to applicable grace or cure period), or if the Borrower fails to observe or perform any term of this Agreement or if any representation or warranty contained in this Agreement is untrue (a "Default"), then the Lender shall have the rights and remedies provided by law or this Agreement, including but not limited to the right to require the Borrower to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand, and the right to sell and dispose of it and distribute the proceeds according to law. In connection with the right of the Lender to take possession of the Collateral, the Lender may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Borrower without liability on the part of the Lender. If there is any statutory requirement for notice, that requirement shall be met if the Lender sends notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Borrower is liable for any deficiency remaining after disposition of the Collateral.

     MISCELLANEOUS:

1. Where the Collateral is located at, used in or attached to a facility leased by the Borrower, the Borrower will obtain from the lessor a consent to the granting of this security interest and a subordination of the lessor's interest in any of the collateral, in form acceptable to the Lender.

2. At its option the Lender may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, in each case, in the event Borrower fails to do so within the time provided hereunder, and the Borrower agrees to reimburse the Lender on demand for any payment made or expense incurred by the Lender, with interest at the highest rate permitted under any of the instruments evidencing the Liabilities.

3. No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy, no single or partial exercise by the Lender of any right or remedy precludes any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Lender of any default is effective unless it is in writing and signed by the Lender, nor does a waiver on one occasion waive that right on any future occasion.

4. If any provision of this Agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.

5. Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or fax number by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service or (e) fax, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section is deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service.

6. All rights of the Lender benefit the Lender's successors and assigns; and all obligations of the Borrower bind the Borrower's heirs, executors, administrators, successors and assigns.

7. A carbon, photographic or other reproduction of this Agreement is sufficient, and can be filed as a financing statement. The Lender is irrevocably appointed the Borrower's attorney-in-fact to execute any financing statement on Borrower's behalf covering the Collateral.

8.   The terms and provisions of this Agreement are governed by Illinois law.

9. This Agreement and the documents executed in connection herewith together constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby. All prior negotiations, discussions and agreements by and among the parties which are not reflected in the above-described agreements and documents are merged into said agreements and documents and have no further force and effect.

     WAIVER OF JURY TRIAL: THE LENDER AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER THE LENDER NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE LENDER OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.



Dated:  September 30, 1998



                                               NEOPHARM, INC.


                                               By:
                                                   -----------------------

                                               Title:
                                                     ---------------------